UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2026

NORTHERN MINERALS & EXPLORATION LTD.
(Exact name of registrant as specified in its charter)

Nevada	333-146934	98-0557171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1267 N 680 W Pleasant Grove, UT, 84062

Registrant’s telephone number, including area code (801)885-9260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NMEX	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Adoption of Bitcoin Treasury Reserve Strategy

On February 4, 2026, Northern Minerals & Exploration LTD. (the "Company") announced that its Board of Directors has approved a Treasury Reserve Policy (the "Policy") that establishes Bitcoin as a primary strategic reserve asset for the Company. As part of this Policy, the Company has completed the acquisition of 0.5 Bitcoin ("BTC") to establish its initial digital asset reserve.

Strategic Rationale

The Company's decision to adopt Bitcoin as a treasury reserve asset reflects the Board's assessment that Bitcoin represents a reliable store of value and an attractive investment asset with long-term appreciation potential. The Board considered the following factors in making this determination:

(i) Bitcoin's mathematically limited supply of 21 million coins, which provides scarcity characteristics superior to traditional reserve assets;

(ii) Bitcoin's growing institutional adoption and recognition as a legitimate asset class by major financial institutions, corporations, and sovereign entities;

(iii) Bitcoin's potential to serve as a hedge against inflation and currency debasement in an environment of expansionary monetary policy;

(iv) The Company's intention to leverage this digital asset reserve to generate additional capital for the acquisition of productive assets that will enhance shareholder value.

Intended Use of Digital Asset Reserve

The Company intends to utilize its Bitcoin holdings as a strategic asset reserve that may be leveraged to acquire productive assets, including but not limited to revenue-generating businesses, real estate, intellectual property, equipment, and other strategic investments that the Board determines will create long-term value for shareholders. The Company may from time to time:

(i) Utilize Bitcoin holdings as collateral for financing arrangements to fund acquisitions of productive assets;

(ii) Liquidate a portion of its Bitcoin holdings when strategically advantageous to fund capital expenditures or acquisitions;

(iii) Acquire additional Bitcoin to expand the Company's digital asset reserve position; and

(iv) Engage in yield-generating strategies with its Bitcoin holdings, subject to appropriate risk management controls.

Initial Acquisition Details

The Company acquired 0.5 BTC using available cash on hand. The Bitcoin is held in a secure, institutional-grade custody solution. The Company used existing working capital and did not incur any debt to fund this initial acquisition.

Risk Factors

The Company's investment in Bitcoin is subject to significant risks, including but not limited to: extreme price volatility; regulatory uncertainty and potential adverse regulatory developments; cybersecurity risks including potential loss of private keys or hacking of custody solutions; limited operating history and market adoption; concentration risk; liquidity risk; and accounting treatment that may result in significant fluctuations in the Company's reported financial results. The Company may experience impairment charges or losses related to its Bitcoin holdings. Investors should carefully consider these risks when evaluating an investment in the Company's securities.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding the Company's Bitcoin treasury strategy, its intended use of Bitcoin holdings to acquire productive assets, and expectations regarding Bitcoin's value and utility. These statements are based on the Company's current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company does not undertake any obligation to update any forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN MINERALS & EXPLORATION LTD.
Date: February 4, 2026	By: / s / Noel Schaefer
Name: Noel Schaefer Title: President & CEO